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                                                                     EXHIBIT 3.2

            MOORE
            CORPORATION
            LIMITED                                  BY-LAW NO. 1A

                                                     a by-law relating generally
                                                     to the business and affairs
                                                     of Moore Corporation
                                                     Limited.

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            Be it enacted and it is hereby enacted as a by-law of Moore
Corporation Limited (herein referred to as the "Corporation") that:

            REGISTERED OFFICE

1           Until changed in accordance with the Canada Business Corporations
Act (the "Act") the registered office of the Corporation shall be in the province within Canada specified in the articles and at such place and address therein as the board may from time to time determine.

            SEAL

2           The Corporation may have a seal which shall be adopted and may be changed by the board.

            DIRECTORS

3           Powers

            The board of directors of the Corporation shall manage, or supervise the management of, the business and affairs of the Corporation.

4           Constitution

            At least one-third of the directors of the Corporation shall not be officers or employees of the Corporation or of any affiliate of the Corporation. At least 25% of the directors shall be resident Canadians. If there are less than 4 directors, at least 1 director must be a resident Canadian. Except as permitted by the Act, no business shall be transacted by the board of directors except at a meeting of directors at which a quorum is present and at least 25% of the directors present are resident Canadians or, if the Corporation has less than 4 directors, at least 1 of the directors present is a resident Canadian.

5           Quorum

            Four directors, or such greater number of directors as may be determined from time to time by resolution of the directors, shall constitute a quorum for the transaction of business at any meeting of directors.

6           Qualification

            Each director shall be at least eighteen years of age at the time of election to the board of directors.

7           Election and term of office

            The directors shall be elected yearly at the annual meeting of shareholders of the Corporation and shall hold office from the commencement of their respective term as a director until the next annual meeting of shareholders. Each director then in office shall retire, but shall be eligible for reelection. If an election of directors is not held at the annual meeting of shareholders, the directors then in office shall continue in office until their successors are elected.

8           Remuneration

            The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be reimbursed for travelling and other expenses incurred in attending meetings of the board of directors, of committees of the board of which they are members and of shareholders and any other expenses properly incurred by them in connection with the affairs of
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the Corporation or shall receive such fixed allowance in respect thereof as the directors may from time to time determine.

9           Vacation of office

            A director may resign his office by notice in writing delivered or sent to the Secretary of the Corporation and such resignation shall become effective on receipt thereof or on such later date as may be specified in such notice. A director shall forthwith cease to hold office as a director should he become bankrupt or be found to be a mentally incompetent person.

10          Vacancies

      (a) A quorum of directors may fill a vacancy unless the vacancy arose from:

            (i) an increase in the number or the minimum or maximum number of directors specified in the articles; or

            (ii) a failure to elect the number or minimum number of directors provided for in the articles.

      (b) Whenever a vacancy occurs on the board which results in the board not having a quorum, or there has been a failure to elect the number or minimum number of directors provided for in the articles, the remaining directors shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

      (c) The board may, if the articles of the Corporation so provide, appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

11          Meetings of directors

      (a) Meetings of the board of directors may be held at the registered office of the Corporation or at any other place within or outside Canada. A majority of the meetings of the board of directors need not be held within Canada in any financial year of the Corporation.

      (b) The Chairman of the Board, the Chief Executive Officer or the President or any two directors may at any time, and the Secretary at the direction of the Chairman of the Board, the Chief Executive Officer or the President or any two directors shall, convene a meeting of the board of directors.

      (c) Notice of the time and place for the holding of a meeting of directors may be given to each director by telephone not less than 48 hours before the time of the meeting or by written notice not less than five days before the date of the meeting.

      (d) Meetings of the board of directors may be held at any time without notice if all the directors are present, or if a quorum is present and those directors who are absent have consented in writing to the holding of the meeting in their absence. In the case of the first meeting of the board of directors following their election at a meeting of shareholders, no notice of such meeting shall be necessary in order validly to constitute the meeting, provided a quorum of directors is present.

      (e) Notice of an adjourned meeting of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.

      (f) A director may, in accordance with the regulations under the Act (the "Regulations"), if any, and if all of the directors of the Corporation consent, participate in a meeting of directors or of a committee of directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A director who participates in such meeting by such means is deemed to be present at that meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board held while a director holds office.

12          Voting at meetings



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            Questions arising at any meeting of the board of directors shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting, in addition to his original vote, shall have a second or casting vote. Any question at a meeting of the board shall be decided by a show of hands unless a ballot is required or demanded.

13          Conflicts of Interest

      (a) A director or an officer of the Corporation shall disclose to the Corporation, either in writing or by requesting to have it entered in the minutes of meetings of directors or of meetings of committees of directors, the nature and extent of any interest that he or she has in a material contract or material transaction, whether made or proposed, with the Corporation, if the director or officer:

            (i)   is a party of the contract or transaction;

            (ii) is a director or an officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or

            (iii) has a material interest in a party to the contract or transaction.

      (b) A director shall make such disclosure at the meeting at which a proposed contract or transaction is first considered, or if the director was not interested in the contract at that time, at the first meeting after he or she becomes so interested, even if the contract or transaction has already been made. If a person who is interested in a contract or transaction later becomes a director, the disclosure must be made at the first meeting after he or she becomes a director.

      (c) An officer who is not a director shall disclose his or her interest immediately after becoming aware that the contract, transaction, proposed contract or proposed transaction is to be or has been considered at a meeting, or, if the officer becomes interested after a contract or transaction has already been made, immediately after he or she becomes interested. An individual who is interested in a contract and later becomes an officer must disclose his or her interest immediately after becoming an officer.

      (d) If a material contract or material transaction, whether entered into or proposed, is one that, in the ordinary course of the Corporation's business, would not require approval by the board or shareholders, a director or officer shall disclose, in writing to the Corporation or request to have it entered in the minutes of meetings of the board or of meetings of committees of directors, the nature and extent of his or her interest immediately after he or she becomes aware of the contract or transaction.

      (e) A director or officer may satisfy their disclosure obligation by giving a general notice to the directors declaring that the director or officer is to be regarded as interested in a contract or transaction (entered into or proposed) made with a party because (a) he or she is a director or officer of the party or is acting in a similar capacity; (b) he or she has a material interest in the party; or (c) there has been a material change in the nature of the director's or officer's interest in the party.

      (f) The shareholders may examine the portions of any minutes of meetings of directors or committees of directors that contain conflict of interest disclosures, and any other documents that contain such disclosures, during the usual business hours of the Corporation.

      (g) A director required to make a disclosure under paragraph (a) shall not vote on any resolution to approve the contract or transaction unless the contract or transaction:

            (i) relates primarily to his or her remuneration as a director, officer, employee or agent of the Corporation or an affiliate;

            (ii)  is for indemnity or insurance; or

            (iii) is with an affiliate.

            COMMITTEES OF DIRECTORS

14          Audit Committee

      (a) The directors shall elect annually from among their number a committee to be known as the audit committee to be composed of not fewer than three members, of whom a majority shall not be

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officers or employees of the Corporation or an affiliate of the Corporation, to hold office until the next annual meeting of shareholders.

      (b) The audit committee shall review the financial statements of the Corporation and shall report thereon to the board of directors of the Corporation before such financial statements are approved by the board and shall have such other powers and duties as may from time to time be assigned to it by the board.

15          Other committees

            The board may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those pertaining to items which, under the Act, a committee of the board has no authority to exercise.

16          Procedure

            The members of each committee shall elect a chairman from among their number and, subject to the provisions of the Act and to any regulations which the directors may from time to time impose, each committee shall have power to fix its quorum at not less than a majority of its members and may determine its own rules of procedure. Meetings of any committee may be held at any place in or outside Canada. The provisions of section 11(f) shall also apply to meetings of committees.

            OFFICERS

17          Appointment of Officers

            Subject to the provisions of the Act, the directors may designate the officers of the Corporation, appoint as officers persons of full capacity, specify duties of such officers and delegate to such officers powers to manage the business and affairs of the Corporation. A director may be appointed to any office of the Corporation and two or more offices of the Corporation may be held by the same person.

18          Remuneration and removal

            The directors may fix the remuneration to be paid to officers, agents, servants and employees of the Corporation. Any officer, agent, servant or employee of the Corporation may receive such remuneration as may be determined notwithstanding the fact that he is a director or shareholder of the Corporation. Any office shall be subject to removal by the directors at any time but such removal shall not affect any entitlement of such officer to remuneration under any contract of employment with the Corporation.

19          PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

      (a) Subject to paragraphs (c) and (d), the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation's request as a director or officer or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

      (b) Subject to paragraph (d), the Corporation shall advance moneys to such individual for the costs, charges and expenses of a proceeding referred to in (a) provided such individual agrees in advance, in writing, to repay the moneys if the individual does not fulfill the condition of paragraph (c).

      (c) The Corporation may not indemnify an individual under paragraph (a) unless the individual:

            (i) acted honestly and in good faith with a view to the best interests of the Corporation or other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation's request, as the case may be; and



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            (ii)  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

      (d) In respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour to which the individual is made a party because of the individual's association with the Corporation or other entity as described in paragraph (a), if the individual fulfils the conditions set out in paragraph (c), the Corporation shall seek and obtain the approval of a court prior to indemnifying against costs, charges and expenses reasonably incurred by the individual in connection with such action, or prior to advancing moneys to such individual under paragraph (b)

20          Insurance

            The Corporation may purchase and maintain insurance for the benefit of an individual referred to in section 19(a) against any liability incurred by the individual:

            (i) in the individual's capacity as a director or officer of the Corporation; or

            (ii) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the Corporation's request.

            MEETINGS OF SHAREHOLDERS

21          Annual meeting

            The annual meeting of shareholders of the Corporation shall be held on such date in each year and at such time and at such place within or outside Canada as the directors may determine, for the purposes of receiving the financial statements and auditor's report thereon which are required to be placed before the shareholders at an annual meeting, electing directors, appointing the auditor and authorizing the directors to fix his remuneration, and for the transaction of such other business as may properly be brought before the meeting.

22          Special meetings

            The directors shall have the power at any time to call special meetings of shareholders of the Corporation to be held on such date and at such time and at such place within or outside Canada as may be determined by the directors. The phrase "special meeting of shareholders" shall include a meeting of any class or classes of shareholders, as well as a special meeting of the shareholders of all classes, and the phrase "meeting of shareholders" shall mean and include an annual meeting of shareholders or a special meeting of shareholders.

23          Participation in Meeting by Electronic Means

      (a) Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Regulations, if any, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes such a communication facility available. A person participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting.

      (b) If the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, those directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Regulations, if any, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

24          Record date for notice

      (a) The directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders but such record date shall not precede by more than sixty days or by less than twenty-one days (or such other period as may be prescribed by the Regulations) the date on which the meeting is to be held.



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      (b)   If no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which the notice is given.

      (c) If a record date is fixed, notice thereof shall be given, not less than seven days before the date so fixed (or such other period prescribed by the Regulations), by newspaper advertisement in the manner provided by the Act and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading.

25          Notices of meetings

            Notice of the date, time and place of a meeting of shareholders shall be sent not less than twenty-one days nor more than sixty days (or such other period as may be prescribed by the Regulations) before the meeting to each director, to the auditor and to each holder of shares carrying voting rights at the close of business on the record date for notice.

26          List of shareholders entitled to notice

            For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.

27          Persons entitled to be present

            The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

28          Right to vote at meeting

      (a) A person named in the list of shareholders is entitled to vote the shares shown opposite his name at the meeting to which the list relates, except to the extent that the person has transferred any of his shares and the transferee of those shares produces properly endorsed share certificates, or otherwise establishes that he owns the shares, and demands, not later than ten days before the meeting, that his name be included in the list before the meeting, in which case the transferee is entitled to vote his shares at the meeting.

      (b) If any question arises at a meeting of shareholders as to the right of any person to vote at such meeting the chairman of the meeting shall have the power to determine the right of such person to vote at such meeting.

29          Quorum

            Two persons present in person and each entitled to vote thereat shall constitute a quorum for the transaction of business at any meeting of shareholders.

30          Proxies

      (a) Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a person or one or more alternate persons, who need not be shareholders, to represent such shareholder at the meeting in the manner, to the extent and with the authority conferred to the proxy. The proxy shall be dated and shall be executed by the shareholder or his attorney authorized in writing, or if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and shall cease to be valid one year from the date thereof.

      (b) The proxy shall be in such form as may be prescribed from time to time by the directors or in such other form as the chairman of the meeting may accept and as complies with all applicable laws and regulations.

      (c) The directors may by resolution fix a time not exceeding forty-eight hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting.



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31          Representative

            If a body corporate or association is a shareholder of the Corporation, the Corporation shall recognize any individual authorized by a resolution of the directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation. An individual so authorized may exercise on behalf of the body corporate or association he represents all the powers it could exercise if it were an individual shareholder

32          Joint shareholders

            If two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons are present in person or by proxy, they shall vote as one on the shares jointly held by them.

33          Scrutineers

            At a meeting of shareholders one or more scrutineers, who need not be shareholders, may be appointed by the chairman to serve at the meeting.

34          Votes to govern

            At a meeting of shareholders every question shall be determined by the majority of the votes cast, unless otherwise provided by the Act or by the articles and the chairman of the meeting shall have a second or casting vote in case of an equality of votes.

35          Show of hands

            At a meeting of shareholders any question shall be determined by a show of hands, except where a ballot is demanded by a shareholder or proxy-holder or is required by the chairman either before or after any vote by show of hands. Unless a ballot is demanded, an entry in the minutes of a meeting of shareholders to the effect that the chairman declared a motion to be carried is admissible in evidence as prima facie proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the motion. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot. Any vote may be held, in accordance with the Regulations, if any, entirely by means of a telephonic, electronic or other communication facility if the Corporation makes available such a communication facility. Any person participating in a meeting of shareholders electronically and entitled to vote at the meeting may vote, in accordance with the Regulations, if any, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

36          Ballot

            Where a ballot is demanded or required, the vote on the question shall be conducted in such manner as the chairman of the meeting shall direct, and each shareholder who is present in person or represented by proxy shall be entitled to one vote for each share in respect of which he is entitled to vote at the meeting.

37          Chairman of the meeting

            In the absence of the Chairman of the Board, the Chief Executive Officer, the President and a Vice President for fifteen minutes after the time appointed for holding the meeting, the persons entitled to vote at the meeting shall choose one of their number to be chairman of the meeting.

38          Adjournment of meeting

            The chairman of the meeting may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the same from time to time and no notice of such adjournment need be given unless the meeting is adjourned for thirty days or more, in which case notice of the adjourned meeting shall be given as in the case of a special meeting. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting.

            SHARES

39          Allotment and issue



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            Shares in the capital of the Corporation shall be allotted and issued at times and on such terms and conditions and to such persons as the directors shall from time to time determine.

40          Payment of commissions

            The directors may authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares in the capital of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

41          Share certificates

      (a) Every shareholder shall be entitled, upon payment of such fee, if any, as may be prescribed by the directors in accordance with the Act, to a security certificate stating the number and class of shares in the capital of the Corporation held by him as shown in the securities register of the Corporation. Subject to the provisions of the Act, security certificates shall be in such form or forms as the directors shall from time to time prescribe. Unless otherwise determined by the directors, such certificates shall bear facsimile signatures of the President and the Secretary and shall be manually signed by or on behalf of a transfer agent, branch transfer agent or registrar or issuing or other authenticating agent of the Corporation and need not be under the corporate seal. Security certificates signed as aforesaid shall be valid notwithstanding that one or both of the officers whose signatures appear thereon no longer hold office at the date of issue or delivery of the certificates.

      (b) The Corporation is not bound to issue more than one security certificate in respect of a share or shares held jointly by several persons, and delivery of a security certificate to one of several joint shareholders is sufficient delivery to all.

42          Replacement of certificates

            The directors may prescribe, either generally or in any particular case, the requirements to be complied with prior to the issue to a shareholder of a new security certificate to replace a certificate which such shareholder claims to have been lost, destroyed or wrongfully taken.

43          Transfer agent and registrar

            The directors may from time to time appoint or remove a transfer agent and registrar, including one or more branch transfer agent and registrars, for any class or classes of shares in the capital of the Corporation and may provide for the registration of the transfer of shares at one or more places.

44          Registration of transfer

            Subject to the Act, a transfer of shares of the Corporation shall be registered in the register of transfers or a branch register of transfers upon presentation of the certificate representing such shares with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any reasonable fees prescribed by the board and upon compliance with such restrictions on transfer as are authorized by the articles.

45       Record date

      (a) The directors may fix in advance a date as the record date for the determination of the shareholders entitled to receive payment of any dividend or any right to subscribe for shares in the capital of the Corporation or for any other purpose except the right to receive notice of or to vote at a meeting but the record date shall not precede by more than sixty days (or such other period prescribed by the Regulations) the particular action to be taken.

      (b) If any such record date is fixed, notice thereof shall be given, not less than seven days before the date so fixed (or such other period prescribed by the Regulations), by newspaper advertisement in the manner provided by the Act and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading.



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      (c)   If no record date is fixed in advance the record date for the determination of the shareholders entitled to receive payment of any dividend shall be at the close of business on the day on which the resolution relating to such dividend is passed by the board.

46          DIVIDENDS

      (a) The directors may from time to time declare dividends on the issued shares in the capital of the Corporation according to the respective rights and interests of the holders of such shares.

      (b) The directors may determine that where a dividend is declared payable on any class of issued shares in the capital of the Corporation, such dividend may at the option of the holder of such shares be received by the holder in the form of a stock dividend or be received in cash and forthwith reinvested by the holder in additional shares. Any such determination may be made generally in the case of all dividends declared payable on any class of such shares or in respect of any particular dividend and in either case the directors shall make provision for the manner in which the shares so received or acquired shall be valued for the purpose of determining the consideration for which such shares shall be allotted and issued. If the directors so determine, the right to receive any dividend as a stock dividend or to reinvest the proceeds of any dividend in additional shares shall be limited to shareholders resident in any jurisdiction or jurisdictions designated by the directors.

      (c) The directors may establish a plan to provide for the terms and conditions relating to stock dividends and dividend reinvestments and may delegate the authority to administer and amend any such plan to such officers of the Corporation or others as the directors may deem appropriate.

      (d) Unless a dividend reinvestment election can be and has been made, a dividend payable in cash shall be paid by cheque, payable to the order of each holder of record of shares of the class in respect of which the dividend has been declared, in the amount of the dividend (less any tax required to be deducted) and mailed by ordinary mail, postage prepaid, to such holder at his last address appearing in the records of the Corporation.

      (e) In the case of a share held by two or more persons the cheque shall, unless such holders have previously given written instructions to the contrary, be made payable to the order of all such holders and, if more than one address appears in the records of the Corporation in respect of such share, the cheque shall be mailed to the first address so appearing.

      (f) The mailing of such cheque as aforesaid shall satisfy and discharge all liability of the Corporation for payment of such dividend to the extent of the sum represented thereby (and any tax deducted as aforesaid) unless such cheque be not paid on presentation, provided that in the event of the non-receipt of such cheque by the person to whom it was mailed or of the loss thereof, the Corporation, on proof of such non-receipt or loss and upon receiving satisfactory indemnity, shall issue to such person a replacement cheque for a like amount.

      (g) Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

            NOTICES

47          Method of giving

            Any notice or other document to be given or sent by the Corporation to a shareholder, director or officer or to the auditor of the Corporation may be delivered personally to the person to whom it is to be given, or delivered to his last address appearing in the records of the Corporation, or mailed by prepaid mail addressed to such person at such address or, subject to the provisions of the Act regarding electronic documents, sent to such person at such address by any means of prepaid transmitted, electronic or recorded communication, except where the Act requires a notice to be sent by registered mail. A notice or document so delivered shall be deemed to have been given when it is delivered personally or at the address aforesaid; and a notice or document so mailed shall be deemed to have been given when deposited in a post office or public letter box. Subject to the Regulations, a notice so delivered by prepaid transmitted, electronic or recorded communication is deemed to have been provided when it leaves an information system within the control of the originator or another person who sent it on behalf of the originator and is deemed to be received when it enters the information system designated by the addressee

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or, if the notice is posted on or made available through a generally accessible electronic source, when it is accessed by the addressee. The Secretary may change the address in the records of the Corporation of any shareholder in accordance with any information believed by him to be reliable.

48          Computation of time

            In computing the date when notice must be given pursuant to any requirement for a specified number of days' notice of any meeting or other event, both the date on which the notice is given and the date of the meeting or other event shall be excluded.

49          Omissions and errors

            The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

50          Notice to joint shareholders

            Any notice with respect to a share registered in more than one name may, if more than one address appears in the records of the Corporation in respect thereof, be delivered, mailed or sent to the holders of such share at the first address so appearing, and a notice so given shall be sufficient notice to all such holders.

51          Persons becoming entitled by death or operation of law

            Every person who by operation of law, transfer, death of a shareholder or by any other means whatsoever shall become entitled to any share or shares, shall be bound by every notice in respect of such share or shares which, prior to his name and address having been entered in the records of the Corporation shall have been duly given to the person from whom he derives his title to such share or shares.

52          Proof of service

            A certificate of the Secretary or other officer of the Corporation or of any agent of the Corporation as to the mailing or delivery or sending of any notice shall be conclusive evidence thereof.

53          Waiver of notice

            Where a notice or document is required by the by-laws of the Corporation or by the Act or otherwise to be given or sent, the notice may be waived or the time for the sending of the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto or a person appointed by proxy completed by a shareholder. Such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any error or omission in the giving of such notice. Any such person may waive any irregularity in a meeting of directors or shareholders. Attendance of a director at a meeting of directors or of a shareholder or any other person entitled to attend a meeting of shareholders is a waiver of notice of the meeting except where such director, shareholder or other person, as the case may be, attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

54          Signature to notice

            The signature to any notice to be given by the Corporation may be printed or otherwise mechanically reproduced thereon or partly printed or otherwise mechanically reproduced thereon.

55          Undelivered notices

            Where the Corporation sends a notice or document to a shareholder and the notice or document is returned on two consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

56          BANK ACCOUNTS, CHEQUES, DRAFTS AND NOTES



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      (a)   The bank accounts of the Corporation shall be kept with such banks, trust companies or other firms or corporations carrying on a banking business as the directors may from time to time determine.

      (b) Cheques on such bank accounts, promissory notes, bills of exchange, drafts, orders for the payment of money and other like instruments made or accepted by the Corporation may be made, signed, drawn, accepted or endorsed, as the case may be, by such person or persons as the directors may from time to time authorize for such purpose.

      (c) Cheques, promissory notes, bills of exchange, drafts, orders for the payment of money and other like instruments may be endorsed for deposit to the credit of the Corporation by such person or persons as the directors may from time to time authorize for such purpose.

57          EXECUTION OF INSTRUMENTS

      (a) Instruments in writing requiring the signature of the Corporation may be signed by any two of the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, a Vice President, the Treasurer and the Secretary, or by any one of them and an Assistant Treasurer or Assistant Secretary and any instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The directors may from time to time appoint any other person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments in writing. The Secretary or any other officer or any director may sign certificates and similar instruments (other than share certificates) on the Corporation's behalf with respect to any factual matters relating to the Corporation's business and affairs, including certificates verifying copies of the articles, by-laws, resolutions and minutes of meetings of the Corporation.

      (b) The term "instruments in writing" shall mean contracts, deeds, mortgages, transfers and assignments of any property or assets of the Corporation, including transfers or assignments of shares or other securities owned by the Corporation and any proxies in respect of such shares or other securities, and all other documents not referred to in section 56.

58          Execution in Counterpart, by Facsimile, and by Electronic Signature

      (a) Subject to restrictions or requirements in the Act, any notice, resolution, requisition, statement or other document required or permitted to be executed by one or more persons may be signed by means of electronic signature (as defined in the Act) or the Corporation may accept a facsimile signature;

      (b) Execution of several copies of any notice, resolution, requisition, statement or other document, each of which is executed whether manually or electronically, by one or more of such persons, when duly executed by all persons required or permitted, shall constitute one and the same such document for purposes of the Act.

      (c) Subject to restrictions or requirements in the Act, wherever a notice, resolution, requisition, statement or other document or other information is required to be created in writing, that requirement is satisfied by the creation of an electronic document with electronic signatures.

            FISCAL YEAR

59          Unless otherwise determined by the directors, the fiscal year of the
Corporation shall terminate on the 31st day of December in each year.

            INTERPRETATION

60          In this by-law, wherever the context requires or permits, the singular shall include the plural and the plural the singular; the word "person" shall include firms and corporations, and the masculine gender shall include the feminine and neuter genders. Wherever reference is made to any determination or other action by the directors such shall mean determination or other action by or pursuant to a resolution passed at a meeting of the directors, or of the executive committee if empowered with respect thereto, or by or pursuant to a resolution consented to by all the directors as evidenced by their signatures thereto. Wherever reference is made to the "Act", it shall mean the Canada Business Corporations Act and every other act or statute incorporated therewith or amending the same, or any act

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or statute substituted therefor. Unless the context otherwise requires, all words used in this by-law shall have the meanings given to such words in the Act.

61          EFFECTIVE DATE AND REPEAL

      (a) This by-law shall come into force as specified in the resolution of the board approving its adoption.

      (b) Upon this by-law coming into force, By-law No. 1 of the Corporation is repealed. However, such repeal shall not affect the previous operation of such by-law or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under the validity of any contract or agreement made pursuant to such by-law prior to its repeal. All officers and persons acting under such repealed by-law shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or board with continuing effect passed under such repealed by-law shall continue good and valid, until amended or repealed, except to the extent inconsistent with this by-law.

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